OneAmerica Funds, Inc.
                             Articles Supplementary

     OneAmerica Funds, Inc., a Maryland corporation, registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (hereinafter call the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation dated July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997, October 1, 1997, September 3, 1999, March 28, 2001, April 29, 2002, November 1, 2002, and March 21, 2003 have previously authorized six hundred million (600,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $600,000, with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as set forth in the Articles of Incorporation, as amended, and whereas the Articles of Incorporation, as amended, have provided for the allocation of five hundred and eighty-two million (582,000,000) shares of Common Stock in the following classes, each class consisting of the number of shares and having the designation indicated:

OneAmerica Value Portfolio Common Stock Class O                                     12 million
OneAmerica Value Portfolio Common Stock Advisor Class                               12 million

OneAmerica Investment Grade Bond Portfolio Common
    Stock Class O                                                                   18 million
OneAmerica Investment Grade Bond Portfolio Common
     Stock Advisor Class                                                            12 million

OneAmerica Money Market Portfolio Common Stock Class O                              400 million
OneAmerica Money Market Portfolio Common Stock Advisor Class                        80 million

OneAmerica Asset Director Portfolio Common Stock Class O                            36 million
OneAmerica Asset Director Portfolio Common Stock Advisor Class                      12 million

The remaining 18 million shares shall be authorized but unallocated.

     SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on February 7, 2005, adopted a resolution authorizing the Corporation to increase the number of shares authorized to be issued by certain classes, so that immediately after the effectiveness of these Articles Supplementary, the Corporation has authority to issue six hundred twenty million (620,000,000) shares of Common Stock, par value $.001 per share and aggregate par value of $620,000, which the Board of Directors has classified as follows:

         OneAmerica Value Portfolio Common Stock Class O                          25 million
         OneAmerica Value Portfolio Common Stock Advisor Class                    12 million

         OneAmerica Investment Grade Bond Portfolio
               Common Stock Class O                                               25 million
         OneAmerica Investment Grade Bond Portfolio
               Common Stock Advisor Class                                         12 million

         OneAmerica Money Market Portfolio
               Common Stock Class O                                               400 million
         OneAmerica Money Market Portfolio
         Common Stock Advisor Class                                               80 million

         OneAmerica Asset Director Portfolio
               Common Stock Class O                                               36 million
         OneAmerica Asset Director Portfolio
               Common Stock Advisor Class                                         12 million

The remaining 18 million shares shall be authorized but unallocated.

     THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock are as set forth in the Corporation's Articles of Incorporation, as amended.

     FOURTH: The shares of the Corporation classified pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation's Articles of Incorporation, as amended.

     IN WITNESS WHEREOF, OneAmerica Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  February 7, 2005                 ONEAMERICA FUNDS, INC.

                                                   /s/ Dayton H. Molendorp
                                               By: _____________________________
                                                   Dayton H. Molendorp
                                                   President

ATTEST:

By:    /s/ John C. Swhear                                       (CORPORATE SEAL)

       Assistant Secretary